Filed under Rule 424(b)(3)

 Registration No.: 333-152272

PROSPECTUS SUPPLEMENT NO. 3 DATED JUNE 30, 2009

TO PROSPECTUS DATED AUGUST 12, 2008

Prospectus

China Pharma Holdings, Inc.

6,450 ,000 Shares of Common Stock

This Prospectus Supplement No. 3 supplements and amends the prospectus dated August 12, 2008, as supplemented and amended by Prospectus Supplement No. 1 dated March 23, 2009 and Prospectus Supplement No. 2 dated May 4, 2009 which we refer to collectively as the Prospectus. This prospectus relates to the offer for sale of up to 6,450,000 shares of our common stock by certain existing holders of the securities, referred to as Selling Security Holders.

On June 24, 2009, we filed with the Securities and Exchange Commission our Annual Report on Form 10-K/A for the year ended December 31, 2008. A copy of such Annual Report on Form 10-K/A is attached to and constitutes an integral part of this Prospectus Supplement No. 3.

This Prospectus Supplement No. 3 should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement No. 3. This Prospectus Supplement No. 3 is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 3 supersedes the information contained in the Prospectus.

In reviewing the Prospectus and this Prospectus Supplement No.  3, you should carefully consider the risks under “Risk Factors” beginning on page 7 of the Prospectus, dated August 12, 2008, as updated by the risk factors discussed in Item 1A of Part I of the Form 10-K.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this Prospectus Supplement No.  3 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No.  3 is June 30, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 10-K/A

(Amendment No. 1)

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: December 31, 2008

☐ TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to _____________

Commission file number: 000-29523

China Pharma Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	73-1564807
(State or other jurisdiction	(I.R.S. Employer I.D. No.)
incorporation or organization)

2nd Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China 570216
(Address of principal executive offices, including Zip Code)

0086-898-66811730 (China)
(Registrant’s telephone number)

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act:

Common stock, $0.001 par value

--------------------------------------------------------------------------------

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

The issuer's revenue for the fiscal year ended December 31, 2008 was $50,968,660.

The number of shares and aggregate market value of common stock held by non-affiliates as of the last business day of the registrant’s most recently completed second fiscal quarter was 16,524,921 and $33,380,340.42, respectively. Shares of common stock held by any executive officer or director of the issuer and any person who beneficially owns 5% or more of the outstanding common stock have been excluded from this computation because such persons may be deemed to be affiliates. This determination of affiliate status is not a conclusive determination for other purpose.

As of March 12, 2008, there were 42,278,938 shares of Common Stock issued and outstanding.

DOCUMENT INCORPORATED BY REFERENCE: None.

EXPLANATORY NOTE

The registrant filed a Form 10-K on March 17, 2009.   The registrant is filing this Amendment No. 1 to Form 10-K with the SEC: 1) to amend Item 9A-Controls and Procedures; and 2) to amend Exhibits 10.7 and 10.8 due to some translation mistakes in those exhibits of the original Form 10-K.

In addition, we are also including a currently-dated Sarbanes Oxley Act Section 302 and Section 906 certifications of the Chief Executive Officer and Chief Financial Officer that are attached to this Amendment as Exhibits 31.1, 31.2, 32.1and 32.2.

Except as set forth below, this Form 10-K/A does not modify, amend or update in any way any other items or disclosure in the Form 10-K. This Form 10-K/A continues to speak as of the date of the original Form 10-K and other than as specifically reflected in the Form 10-K/A does not reflect events occurring after the filing of the original Form 10-K.

Part II

Item 9A - Controls and Procedures

We maintain disclosure controls and procedures designed to ensure that information required to be disclosed in our filings under the Securities Exchange Act of 1934 is (1) recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and (2) accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rule 13a-15 under the Exchange Act, as of the end of the fiscal year covered by this Annual Report on Form 10-K, we have carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective at December 31, 2008.

There have been no changes in our internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the fourth quarter of fiscal 2008 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Management's Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)).  Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of our internal control over financial reporting as of December 31, 2008, based on the framework in Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission.  Based on our evaluation under the framework in Internal Control – Integrated Framework, management concluded that our internal control over financial reporting was effective as of December 31, 2008.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

This Annual Report on Form 10-K does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to attestation by our independent registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this Annual Report on Form 10-K.

A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the company's financial reporting.

The management's assessment of internal controls over financial reporting was not subject to auditor attestation as of December, 31 2008 pursuant to temporary rules of the Securities and Exchange Commission. Accordingly, this Annual Report does not include an attestation report by our independent registered public accounting firm regarding internal control over financial reporting.

Changes in Internal Controls over Financial Reporting

There have been changes in our internal control over financial reporting identified in connection with the evaluation required by paragraph (d) of Rule 13a-15 or 15d-15 promulgated under the Exchange Act that occurred during the last fiscal quarter ended December 31, 2008 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
The changes to our internal controls over financial reporting are as follows:

•	We have a functioning audit committee
•	We have hired internal auditors, but not a fully-implemented internal audit department.
•	We have hired an SEC reporting consultant with expertise in US GAAP.

Part IV

Item 15 - Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1	Securities Exchange Agreement by and among Onny Investment Limited dated October 19, 2005. (incorporated by reference to the registration statement on Form SB-2 filed on October 20, 2005)
3.1	Memorandum and Articles of Association. (incorporated by reference to the registration statement on Form SB-2 filed on December 23, 2005, as amended)
3.2	Articles of Association of Helpson Medical & Biotechnology Co., Ltd. (incorporated by reference to the registration statement on Form SB-2 filed on October 20, 2005)

3.3	Amended and Restated Bylaws (incorporated by reference to our report on Form PRE 14C filled on June 27, 2008)
10.1	Stock Purchase Agreement by and among Halter Financial Group Inc. dated May 11, 2005 filed on May 11, 2005. (incorporated by reference to our current report on Form 8-K filed on May 11, 2005)
10.2	Subscription Agreement by and among Onny Investment Limited stockholders. (incorporated by reference to the registration statement on Form SB-2 filed on October 20, 2005)
10.3	Employment Contract between Helpson and Zhilin Li dated July 1, 2005. (i ncorporated by reference to the quarterly report on Form 10-QSB filed on November 16, 2006)
10.4	Employment Contract between Helpson and Xinhua Wu dated July 1, 2005. (i ncorporated by reference to the quarterly report on Form 10-QSB filed on November 16, 2006)
10.5	Employment Contract between Helpson and Jian Yang dated July 1, 2005 (i ncorporated by reference to the quarterly report on Form 10-QSB filed on November 16, 2006)
10.6	Engagement Letter of Gene Micheal Bennett
10.7*	Engagement Letter of Yingwen Zhang
10.8*	Engagement Letter of Baowen Dong
10.9	Subscription and Registration Rights Agreement among China Pharma Holdings, Inc. and 17 investors (incorporated by reference to our current report on Form 8-K filed on February 6, 2007)
10.10	Form of Warrant (incorporated by reference to our current report on Form 8-K filed on February 6, 200 7)
10.11	Securities Purchase Agreement, dated May 27, 2008, by and among China Pharma Holding, Inc. and the investors (incorporated by reference to our current report on Form 8-K filed on May 28, 2008)
10.12	Registration Rights Agreement, dated May 27, 20008, by and among China Pharma Holding, Inc. and the investors (incorporated by reference to our current report on Form 8-K filed on May 28, 2008)
10.13	Form of Warrant, dated May 27, 2008 (incorporated by reference to our current report on Form 8-K filed on May 28, 2008)
10.14	Form of Warrant issued to Roth Capital Partners, LLC, dated May 30, 2008
10.15	Forms of Warrant issued to FirsTrust Group Inc., dated June 24, 2008 (incorporated by reference to our current report on Form 8-K filed on June 27 , 2008)
10.16	Forms of Warrant issued to Hayden Communications International, Inc., dated June 24, 2008 ( incorporated by reference to our current report on Form 8-K filed on June 27, 2008)
10.17	Forms of Warrant issued to Hayden Communications International, Inc., dated December 24, 2008 (incorporated by reference to our current report on Form 8-K filed on December 29, 2008)
10.18	Supply Contract entered into between Hainan Helpson Medical & Biotechnology Co., Ltd. and Hainan Xinxin Biotechnology Co., Ltd.
10.19	Supply Contract entered into between Hainan Helpson Medical & Biotechnology Co., Ltd. and Anhui Fuyang Xinte Pharmaceutical Company

10.20	Sales Contract entered into between Helpson Medical & Biotechnology Co., Ltd. and Hainan Xinglin Medicine Company
10.21*	Sales Contract entered into between Hainan Helpson Medical & Biotechnology Co., Ltd. and Anhui Fuyang Xinte Pharmaceutical Company
10.22

Lease Agreement entered into between Helpson Medical & Biotechnology Co., Ltd. and Hainan Zhongfu Going-abroad Personnel Service Center, and Housing Rent Adjustment Notice (incorporated by reference to the quarterly report on Form 10-KSB filed on March 12, 2009, as amended)

14.1	Code of Business Conduct and Ethics (incorporated by reference to the registration statement on Form S-1 filed on July 11, 2008)
16.1	Letter regarding Change in the Certified Accountant dated August 15 , 2005. (incorporated by reference to our current report on Form 8-K filed on August 18, 2005)
21	Subsidiaries of China Pharma Holdings, Inc. filed on October 20, 2005. (incorporated by reference to the registration statement on Form SB-2 filed on December 23, 2005, as amended)
31.1*	Certification of Chief Executive Officer pursuant to Rule 13a-14 and Rule 15d-14(a) of the Exchange Act.
31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14 and Rule 15d-14(a) of the Exchange Act.
32.1*	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
99.1	Audit Committee Charter

*Filed herewithin

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Act of 1933, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

China Pharma Holdings, Inc.

Dated: June 24, 2009	By: /s/ Zhilin Li
Zhilin Li,
Director, Chief Executive Officer, and President

In accordance with the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of registrant and in the capacities and on the date as indicated.

Dated: June 24, 2009	By: /s/ Zhilin Li
Zhilin Li,
Director, Chief Executive Officer, and President

Dated: June 24, 2009	By: /s/ Frank Waung
Frank Waung
Chief Financial Officer

Dated: June 24, 2009	By: /s/ Gene Michael Bennett
Gene Michael Bennett,
Director

Dated: June 24, 2009	By: /s/ Yingwen Zhang
Yingwen Zhang,
Director

Dated: June 24, 2009	By: /s/ Baowen Dong
Baowen Dong,
Director

Exhibit 10.7

January 11, 2008

Re: Service about being independent director and Chairman of the Audit Committee of China Pharma Holdings, Inc

Dear Mr. Yingwen Zhang

On behalf of the Board of Directions and the Company, I am pleased to welcome you to join the Board of the China Pharma Holdings, Inc as an independent director and a member of the Audit Committee. I look forward to working with you. Your starting date will be the date of the board approves your engagement and your engagement for this term will end on the date of the next annual shareholders meeting.

Your compensation will consist of the following:

1)	A retainer of RMB 40,000 per year, payable quarterly within 5 days of the start of the quarter.

If you agree to the terms and conditions stated above, please sign and date this letter below.

I look forward to working with you and sincerely hope that your service will be enjoyable and rewarding.

Sincerely

Chairman of the Board
China Pharma Holdings, Inc

Response:
This letter correctly sets forth the understanding of Mr. Yingwen Zhang.

By:
Date:

Exhibit 10.8

January 11, 2008

Re: Service about being independent director and Chairman of the Audit Committee of China Pharma Holdings, Inc

Dear Mr. Baowen Dong

On behalf of the Board of Directions and the Company, I am pleased to welcome you to join the Board of the China Pharma Holdings, Inc as an independent director and a member of the Audit Committee. I look forward to working with you. Your starting date will be the date of the board approves your engagement and your engagement for this term will end on the date of the next annual shareholders meeting.

Your compensation will consist of the following:

1)	A retainer of RMB 40,000 per year, payable quarterly within 5 days of the start of the quarter.

If you agree to the terms and conditions stated above, please sign and date this letter below.

I look forward to working with you and sincerely hope that your service will be enjoyable and rewarding.

Sincerely

Chairman of the Board
China Pharma Holdings, Inc

Response:
This letter correctly sets forth the understanding of Mr. Baowen Dong.

By:
Date:

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Zhilin Li, certify that:

                1)     I have reviewed this annual report on Form 10-K/A of China Pharma Holdings, Inc;

2)     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3)     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4)     The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

                              a)     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

                               b)     Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)     Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)     Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5)     The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

                              a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

                               b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: June 24, 2009

By: /s/ Zhilin Li
Zhilin Li
Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Frank Waung, certify that:

                1)     I have reviewed this annual report on Form 10-K/A of China Pharma Holdings, Inc;

2)     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3)     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4)     The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

                              a)     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

                               b)     Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)     Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)     Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5)     The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

                              a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

                               b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: June 24, 2009

By: /s/ Frank Waung
Frank Waung
Chief Financial Officer

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the yearly report of China Pharma Holdings, Inc. (the "Company") on Form 10-K/A for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Zhilin Li, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec.1350 as adopted pursuant section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Pharma Holdings, Inc. and will be retained by China Pharma Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 24, 2009

By: /s/ Zhilin Li
Zhilin Li
Chief Executive Officer

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the yearly report of China Pharma Holdings, Inc. (the "Company") on 10-K/A for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank Waung, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec.1350 as adopted pursuant section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Pharma Holdings, Inc. and will be retained by China Pharma Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 24, 2009

By: /s/ Frank Waung
Frank Waung
Chief Financial Officer